Exhibit 99.1
                                                                    ------------



INVESTORS:                                                    MEDIA:
Kevin Twomey                                                  Karen Rugen
717-731-6540                                                  717-730-7766
or investor@riteaid.com

FOR IMMEDIATE RELEASE

                    RITE AID ANNOUNCES SECOND QUARTER RESULTS

       REPORTS SECOND QUARTER NET LOSS OF $1.6 MILLION OR $.03 PER DILUTED
        SHARE COMPARED TO NET INCOME OF $9.9 MILLION OR $.00 PER DILUTED
                              SHARE IN PRIOR YEAR

            REPORTS SECOND QUARTER ADJUSTED EBITDA OF $149.3 MILLION COMPARED TO ADJUSTED EBITDA OF $170.9 MILLION IN PRIOR YEAR

                          Confirms Fiscal 2006 Guidance

CAMP HILL, PA, September 22, 2005--Rite Aid Corporation (NYSE, PCX: RAD) today announced financial results for its second quarter ended August 27, 2005.

Revenues for the 13-week first quarter were $4.13 billion versus revenues of $4.12 billion in the prior year second quarter. Revenues increased 0.2 percent.

Same store sales increased 0.5 percent during the second quarter as compared to the year-ago like period, consisting of a 0.8 percent pharmacy same store sales decrease and a 3.0 percent increase in front-end same store sales. Prescription sales accounted for 63.0 percent of total sales, and third party prescription sales represented 93.9 percent of pharmacy sales.

The second quarter had a loss of $1.6 million or $.03 per diluted share compared to last year's second quarter net income of $9.9 million or $.00 per diluted share. The decrease was due primarily to a $21.6 million decrease in adjusted EBITDA (which is reconciled to net loss or income on the attached table), a $9.2 million loss on debt modification compared to $.8 million gain in the prior year quarter, a $6.8 million increase in the LIFO charge and a $5.9 million premium paid to redeem the outstanding shares of the company's Series F Cumulative Convertible Pay-in-Kind Preferred Stock. These negative factors were partially offset primarily by a $9.0 million decrease in interest expense, a $6.4 million increase in litigation settlement income and a $5.3 million decrease in store closing and impairment charges.

                                    - MORE -

Rite Aid Press Release - page two


Adjusted EBITDA amounted to $149.3 million or 3.6 percent of revenues. This compares to $170.9 million or 4.1 percent of revenues for the like period last year. The decrease was due to an increase in occupancy costs and selling, general and administrative expenses.

"Sales moved back into positive territory this quarter with solid front end same store sales increases. While still disappointing, pharmacy sales also improved as we began to cycle the negative impact of the United Auto Workers mandatory mail prescription plan. We expect these positive trends to continue for the remainder of the year," said Mary Sammons, Rite Aid president and CEO. "We also continued to make good progress on our new store development program and are on track to make our target of 80 new and relocated stores by the end of fiscal 2006."

In the second quarter, the company relocated 9 stores, acquired 2 stores, closed 11 stores and remodeled 60 stores. Stores in operation at the end of the quarter totaled 3,345.

Company Confirms Guidance for Fiscal 2006
-----------------------------------------

Based on current trends and taking into consideration expected insurance reimbursement for losses and damages resulting from Hurricane Katrina, Rite Aid confirmed its fiscal 2006 guidance. The company said it expects sales to be between $17.1 billion and $17.4 billion, with same store sales improving 0.5 percent to 2.0 percent over fiscal 2005. Net income for fiscal 2006 is expected to be between $31 million and $62 million or a loss per share of $.01 to net income of $.04 per diluted share. Adjusted EBITDA (which is reconciled to net income on the attached table) is expected to be between $675 million and $725 million. Capital expenditures are expected to be between $350 million and $400 million.

Conference Call Broadcast
-------------------------

Rite Aid will hold an analyst call at 10:30 a.m. Eastern Time today with remarks by Rite Aid's management team. The call will be simulcast via the internet and can be accessed through the websites www.riteaid.com in the conference call section of investor information and www.StreetEvents.com. A playback of the call will be available on both sites starting at 2 p.m. Eastern Time today. A playback of the call will also be available by telephone for 48 hours beginning at 2 p.m. Eastern Time today until 2 p.m. Eastern Time on September 24. The playback number is 1-800-642-1687 from within the U.S. and Canada or 1-706-645-9291 from outside the U.S. and Canada with the seven-digit reservation number 7119887.

Rite Aid Corporation is one of the nation's leading drugstore chains with annual revenues of $16.8 billion and approximately 3,400 stores in 28 states and the District of Columbia. Information about Rite Aid, including corporate background and press releases, is available through the company's website at www.riteaid.com.

                                    - MORE -

Rite Aid Press Release - page three


This press release may contain forward-looking statements, which are subject to certain risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward-looking statements. Factors that could cause actual results to differ materially from those expressed or implied in such forward-looking statements include our high level of indebtedness, our ability to make interest and principal payments on our debt and satisfy the other covenants contained in our senior secured credit facility and other debt agreements, our ability to improve the operating performance of our existing stores in accordance with our long term strategy, our ability to hire and retain pharmacists and other store personnel, the outcomes of pending lawsuits and governmental investigations, competitive pricing pressures, continued consolidation of the drugstore industry, the efforts of third-party payors to reduce prescription drug reimbursements and encourage mail order, changes in state or federal legislation or regulations, the success of planned advertising and merchandising strategies, general economic conditions and inflation, interest rate movements, access to capital and our relationship with our suppliers. Consequently, all of the forward-looking statements made in this press release are qualified by these and other factors, risks and uncertainties. Readers are also directed to consider other risks and uncertainties discussed in documents filed by the Company with the Securities and Exchange Commission. Forward-looking statements can be identified through the use of words such as "may", "will", "intend", "plan", "project", "expect", "anticipate", "could", "should", "would", "believe", "estimate", "contemplate", and "possible".

See the 8-K furnished to the Securities and Exchange Commission on September 22, 2005 for definition, purpose and reconciliation of non-GAAP financial measures referred to herein to most comparable GAAP financial measures.

                                       ###


                                          RITE AID CORPORATION AND SUBSIDIARIES


                                               CONSOLIDATED BALANCE SHEETS
                                                 (Dollars in thousands)
                                                       (unaudited)

                                                                                    August 27, 2005    February 26, 2005
                                                                                   ------------------  ------------------
                                       ASSETS
Current assets:
      Cash and cash equivalents                                                          $    90,094         $   162,821
      Accounts receivable, net                                                               337,399             483,455
      Inventories, net                                                                     2,363,225           2,310,153
      Prepaid expenses and other current assets                                               60,697              50,325
                                                                                   ------------------  ------------------
           Total current assets                                                            2,851,415           3,006,754
Property, plant and equipment, net                                                         1,675,986           1,733,694
Goodwill                                                                                     684,535             684,535
Other intangibles, net                                                                       184,403             179,480
Other assets                                                                                 309,544             328,120
                                                                                   ------------------  ------------------
           Total assets                                                                  $ 5,705,883         $ 5,932,583
                                                                                   ==================  ==================

                       LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
      Current maturities of long-term debt and lease financing obligations               $    52,259         $   223,815
      Accounts payable                                                                       801,753             757,571
      Accrued salaries, wages and other current liabilities                                  688,130             690,351
                                                                                   ------------------  ------------------
           Total current liabilities:                                                      1,542,142           1,671,737
Convertible notes                                                                            248,250             247,500
Long-term debt, less current maturities                                                    2,564,882           2,680,998
Lease financing obligations, less current maturities                                         165,127             159,023
Other noncurrent liabilities                                                                 836,070             850,391
                                                                                   ------------------  ------------------
           Total liabilities                                                               5,356,471           5,609,649

Commitments and contingencies                                                                      -                   -
Stockholders' equity:
      Preferred stock - Series E                                                             120,000             120,000
      Preferred stock - Series F                                                                   -             113,081
      Preferred stock - Series G                                                             117,074             113,081
      Preferred stock - Series H                                                             116,499             113,081
      Preferred stock - Series I                                                             110,739                   -
      Common stock                                                                           525,083             520,438
      Additional paid-in capital                                                           3,112,198           3,121,404
      Accumulated deficit                                                                 (3,730,176)         (3,756,146)
      Accumulated other comprehensive loss                                                   (22,005)            (22,005)
                                                                                   ------------------  ------------------
           Total stockholders' equity                                                        349,412             322,934
                                                                                   ------------------  ------------------
           Total liabilities and stockholders' equity                                    $ 5,705,883         $ 5,932,583
                                                                                   ==================  ==================

                                          RITE AID CORPORATION AND SUBSIDIARIES


                                          CONSOLIDATED STATEMENTS OF OPERATIONS
                                    (Dollars in thousands, except per share amounts)
                                                       (unaudited)

                                                                              Thirteen Weeks ended  Thirteen Weeks ended
                                                                                 August 27, 2005       August 28, 2004
                                                                              --------------------  --------------------
Revenues                                                                             $  4,132,523          $  4,123,906
Costs and expenses:
      Costs of goods sold, including occupancy costs                                    3,117,738             3,098,211
      Selling, general and administrative expenses                                        935,688               926,153
      Store closing and impairment charges                                                  8,121                13,461
      Interest expense                                                                     67,513                76,519
      Loss (gain) on debt modifications and retirements, net                                9,186                  (791)
      Gain on sale of assets and investments, net                                          (1,955)                 (254)
                                                                              --------------------  --------------------

                                                                                        4,136,291             4,113,299
                                                                              --------------------  --------------------

(Loss) income before income taxes                                                          (3,768)               10,607

Income tax (benefit) expense                                                               (2,197)                  728

                                                                              --------------------  --------------------
      Net (loss) income                                                              $     (1,571)         $      9,879
                                                                              ====================  ====================

Basic and diluted (loss) income per share:

Numerator for (loss) income per share:
      Net (loss) income                                                              $     (1,571)         $      9,879
      Premium to redeem preferred stock                                                    (5,883)                    -
      Accretion of redeemable preferred stock                                                 (25)                  (25)
      Cumulative preferred stock dividends                                                 (9,617)               (8,523)
                                                                              --------------------  --------------------
      (Loss) income attributable to common stockholders - basic and diluted          $    (17,096)         $      1,331
                                                                              ====================  ====================

Denominator:
      Basic weighted average shares                                                       523,789               517,589
      Outstanding options                                                                       -                16,285
                                                                              --------------------  --------------------
      Diluted weighted average shares                                                     523,789               533,874
                                                                              ====================  ====================

      Basic (loss) income per share                                                  $      (0.03)         $       0.00
      Diluted (loss) income per share                                                $      (0.03)         $       0.00


                                         RITE AID CORPORATION AND SUBSIDIARIES


                                         CONSOLIDATED STATEMENTS OF OPERATIONS
                                    (Dollars in thousands, except per share amounts)
                                                      (unaudited)

                                                                                Twenty-six Weeks      Twenty-six Weeks
                                                                                ended August 27,      ended August 28,
                                                                                      2005                  2004
                                                                              --------------------  --------------------
Revenues                                                                             $  8,353,959          $  8,368,263
Costs and expenses:
      Costs of goods sold, including occupancy costs                                    6,258,541             6,289,667
      Selling, general and administrative expenses                                      1,883,141             1,838,998
      Store closing and impairment charges                                                 23,653                 8,866
      Interest expense                                                                    138,364               154,320
      Loss (gain) on debt modifications and retirements, net                                9,186                  (791)
      Gain on sale of assets and investments, net                                          (2,493)               (2,172)
                                                                              --------------------  --------------------

                                                                                        8,310,392             8,288,888
                                                                              --------------------  --------------------

Income before income taxes                                                                 43,567                79,375

Income tax expense                                                                         11,714                 5,777

                                                                              --------------------  --------------------
      Net income                                                                     $     31,853          $     73,598
                                                                              ====================  ====================

Basic and diluted income per share:

Numerator for income per share:
      Net income                                                                     $     31,853          $     73,598
      Premium to redeem preferred stock                                                    (5,883)                    -
      Accretion of redeemable preferred stock                                                 (51)                  (51)
      Cumulative preferred stock dividends                                                (17,766)              (16,879)
                                                                              --------------------  --------------------
      Income attributable to common stockholders - basic and diluted                 $      8,153          $     56,668
                                                                              ====================  ====================

Denominator:
      Basic weighted average shares                                                       522,270               517,213
      Outstanding options                                                                   9,923                17,483
      Convertible preferred stock - Series I                                                  694                     -
                                                                              --------------------  --------------------
      Diluted weighted average shares                                                     532,887               534,696
                                                                              ====================  ====================

      Basic income per share                                                         $       0.02          $       0.11
      Diluted income per share                                                       $       0.02          $       0.11



                                         RITE AID CORPORATION AND SUBSIDIARIES
                                                SUPPLEMENTAL INFORMATION

                                 RECONCILIATION OF NET (LOSS) INCOME TO ADJUSTED EBITDA
                                                     (In thousands)

                                                                                       Thirteen Weeks     Thirteen Weeks
                                                                                      ended August 27,     ended August
                                                                                            2005             28, 2004
                                                                                     ------------------  -----------------
Reconciliation of net (loss) income to adjusted EBITDA:
          Net (loss) income                                                               $     (1,571)      $      9,879
          Adjustments:
               Interest expense                                                                 67,513             76,519
               Recurring income tax (benefit) expense                                           (2,197)               728
               Depreciation and amortization                                                    61,296             62,055
               LIFO charges (a)                                                                  7,612                824
               Store closing and impairment charges                                              8,121             13,461
               Stock-based compensation expense                                                  4,276              5,123
               Gain on sale of assets and investments, net                                      (1,955)              (254)
               Loss (gain) on debt modifications and retirements, net (b)                        9,186               (791)
               Litigation settlements, net (c)                                                  (6,537)              (135)
               Legal and accounting expenses (d)                                                 1,123                784
               Closed store liquidation expense (e)                                              1,959              1,709
               Other                                                                               451                981
                                                                                     ------------------  -----------------
                        Adjusted EBITDA                                                   $    149,277       $    170,883
                                                                                     ==================  =================
                        Percent of revenues                                                      3.61%              4.14%


          Notes:

               (a) Represents non-cash charges to value our inventories under the last-in first-out ("LIFO") method.

               (b) Represents loss (gain) related to debt modifications and retirements, net.

               (c)      Represents net impact of non-recurring litigation.

               (d) Charges consist primarily of fees paid for legal services related to defending against litigation related to prior management's business practices and to defend prior management.

               (e) Represents costs to liquidate inventory at stores that are in the process of closing.



                                          RITE AID CORPORATION AND SUBSIDIARIES
                                                SUPPLEMENTAL INFORMATION

                                     RECONCILIATION OF NET INCOME TO ADJUSTED EBITDA
                                                     (In thousands)

                                                                                      Twenty-six Weeks    Twenty-six Weeks
                                                                                      ended August 27,    ended August 28,
                                                                                            2005                2004
                                                                                     ------------------  -----------------
Reconciliation of net income to adjusted EBITDA:
          Net income                                                                      $     31,853       $     73,598
          Adjustments:
               Interest expense                                                                138,364            154,320
               Recurring income tax expense                                                     19,562              5,777
               Income tax benefit from favorable tax settlement                                 (7,848)                 -
               Depreciation and amortization                                                   121,626            125,247
               LIFO charges (a)                                                                 15,224             11,513
               Store closing and impairment charges                                             23,653              8,866
               Stock-based compensation expense                                                  9,166              9,105
               Gain on sale of assets and investments, net                                      (2,493)            (2,172)
               Loss (gain) on debt modifications and retirements, net (b)                        9,186               (791)
               Litigation settlements, net (c)                                                 (12,444)               325
               Legal and accounting expenses (d)                                                 2,237              4,807
               Closed store liquidation expense (e)                                              3,605              3,395
               Other                                                                             1,200              1,053
                                                                                     ------------------  -----------------
                        Adjusted EBITDA                                                   $    352,891       $    395,043
                                                                                     ==================  =================
                        Percent of revenues                                                      4.22%              4.72%


          Notes:

               (a) Represents non-cash charges to value our inventories under the last-in first-out ("LIFO") method.

               (b) Represents loss (gain) related to debt modifications and retirements, net.

               (c)      Represents net impact of non-recurring litigation.

               (d) Charges consist primarily of fees paid for legal services related to defending against litigation related to prior management's business practices, to defend prior management and for transaction consultation.

               (e) Represents costs to liquidate inventory at stores that are in the process of closing.



                                          RITE AID CORPORATION AND SUBSIDIARIES


                                          CONSOLIDATED STATEMENTS OF CASH FLOWS
                                                 (Dollars in thousands)
                                                       (unaudited)

                                                                                 Thirteen Weeks     Thirteen Weeks
                                                                                ended August 27,   ended August 28,
                                                                                      2005               2004
                                                                                ----------------   ----------------
 Operating activities:
 Net (loss) income                                                                  $    (1,571)       $     9,879
 Adjustments to reconcile to net cash provided by operations:
      Depreciation and amortization                                                      61,296             62,055
      Stock-based compensation expense                                                    4,276              5,123
      Store closings and impairment charges                                               8,121             13,461
      Loss (gain) on debt modifications and retirements, net                              9,186               (791)
      Gain on sale of assets and investments, net                                        (1,955)              (254)
      Benefit for deferred income taxes                                                  (2,175)              (277)
      Change in income tax receivables and payables                                      (2,377)            (2,660)
      Change in operating assets and liabilities                                        (73,755)           (70,607)
      Net proceeds from accounts receivable securitization                              140,000                  -
                                                                                ----------------   ----------------
            Net cash provided by operating activities                                   141,046             15,929
 Investing activities:
      Expenditures for property, plant and equipment                                    (51,973)           (40,740)
      Intangible assets acquired                                                        (15,385)            (5,990)
      Proceeds from sale-leaseback transactions                                          29,118                  -
      Proceeds from dispositions                                                          4,275                633
                                                                                ----------------   ----------------
            Net cash used in investing activities                                       (33,965)           (46,097)
 Financing activities:
      Principal payments on long-term debt                                             (161,053)           (67,995)
      Principal payments on bank credit facility                                         (1,125)            (2,875)
      Proceeds from bank credit facility                                                 34,000                  -
      Change in zero balance cash accounts                                              (10,451)             6,728
      Proceeds from the issuance of preferred stock                                     111,550                  -
      Payments for the redemption of preferred stock                                   (123,533)                 -
      Payments for preferred stock dividends                                             (3,574)                 -
      Proceeds from the issuance of common stock                                          2,225              1,044
      Deferred financing costs paid                                                         (63)                 -
                                                                                ----------------   ----------------
            Net cash used in financing activities                                      (152,024)           (63,098)
                                                                                ----------------   ----------------
 Decrease in cash and cash equivalents                                                  (44,943)           (93,266)
 Cash and cash equivalents, beginning of period                                         135,037            500,151
                                                                                ----------------   ----------------
 Cash and cash equivalents, end of period                                           $    90,094        $   406,885
                                                                                ================   ================



                                          RITE AID CORPORATION AND SUBSIDIARIES


                                          CONSOLIDATED STATEMENTS OF CASH FLOWS
                                                 (Dollars in thousands)
                                                       (unaudited)

                                                                                Twenty-six Weeks   Twenty-six Weeks
                                                                                ended August 27,   ended August 28,
                                                                                      2005               2004
                                                                                ----------------   ----------------
 Operating activities:
 Net income                                                                         $    31,853        $    73,598
 Adjustments to reconcile to net cash provided by operations:
      Depreciation and amortization                                                     121,626            125,247
      Stock-based compensation expense                                                    9,166              9,105
      Store closings and impairment charges                                              23,653              8,866
      Loss (gain) on debt modifications and retirements, net                              9,186               (791)
      Gain on sale of assets and investments, net                                        (2,493)            (2,172)
      Provision (benefit) for deferred income taxes                                      14,835             (2,198)
      Change in income tax receivables and payables                                         643             40,540
      Change in operating assets and liabilities                                        (34,583)           (19,707)
      Net proceeds from accounts receivable securitization                              140,000                  -
                                                                                ----------------   ----------------
            Net cash provided by operating activities                                   313,886            232,488
 Investing activities:
      Expenditures for property, plant and equipment                                    (93,745)           (75,828)
      Intangible assets acquired                                                        (23,330)           (12,720)
      Proceeds from sale-leaseback transactions                                          47,902                  -
      Proceeds from dispositions                                                         13,062              4,116
                                                                                ----------------   ----------------
            Net cash used in investing activities                                       (56,111)           (84,432)
 Financing activities:
      Principal payments on long-term debt                                             (334,008)           (74,157)
      Principal payments on bank credit facility                                         (2,250)            (2,875)
      Proceeds from bank credit facility                                                 34,000                  -
      Change in zero balance cash accounts                                              (19,670)            (1,858)
      Proceeds from financing secured by owned property                                   5,352                  -
      Proceeds from the issuance of preferred stock                                     111,550                  -
      Payments for the redemption of preferred stock                                   (123,533)                 -
      Payments for preferred stock dividends                                             (5,786)                 -
      Proceeds from the issuance of common stock                                          4,110              2,964
      Deferred financing costs paid                                                        (267)                 -
                                                                                ----------------   ----------------
            Net cash used in financing activities                                      (330,502)           (75,926)
                                                                                ----------------   ----------------
 Decrease in cash and cash equivalents                                                  (72,727)            72,130
 Cash and cash equivalents, beginning of period                                         162,821            334,755
                                                                                ----------------   ----------------
 Cash and cash equivalents, end of period                                           $    90,094        $   406,885
                                                                                ================   ================



                                          RITE AID CORPORATION AND SUBSIDIARIES
                                                SUPPLEMENTAL INFORMATION

                            RECONCILIATION OF NET INCOME GUIDANCE TO ADJUSTED EBITDA GUIDANCE
                                                     (In thousands)

                                                                                               Guidance Range
                                                                                    ---------------------------------
                                                                                           Low              High
                                                                                    ---------------------------------
                                                                                      Year Ending       Year Ending
                                                                                     March 4, 2006     March 4, 2006
                                                                                    ---------------   ---------------
Reconciliation of net income to adjusted EBITDA:

       Net income                                                                      $   31,000          $   62,000
       Adjustments:
            Interest expense                                                              275,000             275,000
            Income tax expense, net                                                        23,000              32,000
            Loss on debt modifications and retirements, net                                 9,000               9,000
            Depreciation and amortization                                                 252,000             252,000
            LIFO charge                                                                    25,000              30,000
            Store closing, liquidation, and impairment charges                             50,000              55,000
            Stock-based compensation expense                                               20,000              20,000
            Legal and accounting expenses and litigation settlements, net                 (10,000)            (10,000)
                                                                                    --------------    ----------------
                        Adjusted EBITDA                                                $  675,000          $  725,000
                                                                                    ==============    ================

            Diluted (loss) income per share                                            $    (0.01)         $     0.04
